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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-23313) pertaining to 1,200,000 shares of common stock issuable pursuant to the Amended and Restated Dial-Thru International Corporation Stock Option Plan, the Registration Statement (Form S-8
No. 333-86744) pertaining to 1,975,000 shares of common stock issuable pursuant to the Amended and Restated Dial-Thru International Corporation Stock Option Plan and certain employment contracts, and the Registration Statement (Form S-3 No. 333-33523) pertaining to 863,364 shares of Dial-Thru International Corporation common stock of our report dated December 18, 1997, with respect to the consolidated financial statements of Dial-Thru International Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 1999.

                                          /s/ ERNST & YOUNG LLP

                                          Ernst & Young LLP

Dallas, Texas
January 26, 2000